SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2007

TII NETWORK TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)
DELAWARE
(State of Incorporation)
1-8048		66-0328885
(Commission File No.)		(IRS Employer Identification No.)
141 Rodeo Drive, Edgewood, New York 11717
(Address of Principal Executive Offices) (Zip Code)
(631) 789-5000
(Registrant's telephone number, including area code
1385 Akron Street, Copiague, New York 11726
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        Pre-commencement  communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) .

        The information in Item 7.01 and the related information in Exhibit 99.1 is being furnished, and shall not be deemed “filed,” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01	Regulation FD Disclosure.

        On July 30, 2007, the Company issued a press release reporting that, in connection with the closing of its Puerto Rico manufacturing plant effective August 30, 2007, and move of the balance of the work conducted at that facility to its new facility in Edgewood, New York, the Company expects to incur non-recurring costs and charges of approximately $1.1 million through the completion of the move, which is expected to be before the end of the year. This consolidation of its operations is expected to result in annual cost savings of approximately $1.3 million.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

99.1	The Company's press release dated July 30, 2007.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 30, 2007	TII NETWORK TECHNOLOGIES, INC By: /s/ Jennifer E. Katsch Jennifer E. Katsch Vice President-Finance, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	The Company's press release dated July 30, 2007.